SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)OF THE
SECURITIES EXCHANGE ACT OF 1934

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	72-0651161
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

100 CenturyTel Drive Monroe, Louisiana 71203
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Corporate Units	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. 9

Securities Act Registration Statement File Number to which this Form relates: 333-84276

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.     Description of Securities to be Registered

            For a description of the Corporate Units to be registered hereunder by CenturyTel, Inc. ("CenturyTel"), reference is made to (i) the Registration Statement on Form S-3 of CenturyTel filed with the Securities and Exchange Commission (the "Commission") on March 14, 2002 (File No. 333-84276), as amended by Pre-Effective Amendment No. 1 filed with the Commission on April 29, 2002 (collectively, the "Registration Statement"), and (ii) the description included under the caption "Description of the Equity Units" in the form of Prospectus Supplement included as an exhibit to the Registration Statement. For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Section 424(b) under the Securities Act of 1933 which purports to describe the Corporate Units, will be deemed to be incorporated herein by reference.

 Item 2.     Exhibits

1.    Exhibits relating to the Corporate Units

(a)	Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.13 of CenturyTel's Registration Statement on Form S-3, File No. 333-84276).

(b)	Form of Certificate of Corporate Units (included in Exhibit 1(a)).

(c)	Form of Pledge Agreement. *

(d)	Form of Remarketing Agreement. *

2.    Other Exhibits

(a)	Amended and Restated Articles of Incorporation of CenturyTel, dated as of May 6, 1999 (incorporated by reference to Exhibit 3(i) to CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

(b)	By-laws of CenturyTel as amended through November 18, 1999 (incorporated by reference to Exhibit 3(ii) of CenturyTel's Annual Report on Form 10-K for the year ended December 31, 1999).

(c)	Rights Agreement dated as of August 27, 1996 between CenturyTel and Harris Trust and Savings Bank (successor-in-interest to Society National Bank), as Rights Agent (incorporated by reference to Exhibit 1 to CenturyTel's Current Report on Form 8-K filed August 30, 1996), as amended by Amendment No. 1 to Rights Agreement, dated May 25, 1999 (incorporated by reference to Exhibit 4.2 (ii) to CenturyTel's Current Report on Form 8-K dated May 25, 1999) and Amendment No. 2 thereto, dated and effective as of June 30, 2000, by and between CenturyTel and Computershare Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of CenturyTel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

(d)	Indenture dated as of March 31, 1994 between CenturyTel and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee, (incorporated herein by reference to Exhibit 4.1 of CenturyTel's registration statement on Form S-3, File No. 33-52915), which will be used in connection with the issuance of the Series J senior notes of CenturyTel which will be a component of the Corporate Units.

(e)	Form of board resolutions to be used in designating and authorizing the terms and conditions of the Series J senior notes of CenturyTel, which will be a component of the Corporate Units (incorporated herein by reference to Exhibit 4.4 of CenturyTel's registration statement on Form S-3, File No. 333-84276).

* To be filed by one or more amendments to this Form 8-A.

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURYTEL, INC.

By: /S/ STACEY W. GOFF
Stacey W. Goff Vice President and Assistant General Counsel

Dated: April 30, 2002